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EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 20, 2002 relating to the financial statements of Western Gas Resources, Inc., which appear in Western Gas Resources, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Denver, Colorado
March 6, 2003

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS